Exhibit 99.1

CVG REPORTS FIRST QUARTER 2026 RESULTS

First quarter sales of $171 million, EPS of $0.03, Adjusted EBITDA of $4.8 million
Returns to revenue growth at the consolidated level
Accelerates leverage reduction through sale-leaseback transaction
Reaffirms full-year guidance

NEW ALBANY, OHIO (May 5, 2026) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its first quarter ended March 31, 2026.

First Quarter 2026 Highlights (Results from Continuing Operations; compared with prior year, where comparisons are noted)
•Revenues of $171.5 million, up 1.0%, primarily driven by 14% growth in our Global Electrical Systems segment.
•Operating income of $14.7 million, which included $14.0 million gain on sale of assets, was up $13.3 million, compared to $1.4 million. Adjusted operating income of $2.0 million, relatively flat compared to $2.1 million.
•Net income from continuing operations of $0.9 million, or $0.03 per diluted share and adjusted net loss of $3.4 million, or $(0.10) per diluted share, compared to net loss from continuing operations of $3.1 million, or $(0.09) per diluted share and adjusted net loss of $2.6 million, or $(0.08) per diluted share.
•Adjusted EBITDA of $4.8 million, down 17.2%, with an adjusted EBITDA margin of 2.8%, down from 3.4%.
•Gross margin expansion of 180 basis points versus Q4 2025 and 100 basis points versus Q1 2025 due to increased revenues and operational efficiency improvements.
•Completed sale-leaseback of Vonore, Tennessee manufacturing facility, facilitating debt reduction of $12.8 million since the end of 2025.

James Ray, President and Chief Executive Officer, said, “During the quarter, we executed in-line with our operational priorities while navigating a demand environment that, while still below historical levels, is showing signs of stabilization in key end markets. We were encouraged by our ability to deliver sequential margin improvement resulting from operational efficiency and footprint rationalization efforts we have implemented across the organization.”

Mr. Ray continued, “Importantly, we are beginning to see early indications of improved customer activity in select markets, with our Global Seating segment returning to top line growth, and our Global Electrical Systems segment continuing to benefit from new business ramps and a more diversified end market mix driving consistent growth. As evidence of the ramp success, we are officially in production on the Zoox robotaxi program. With Class 8 truck production projected to increase in 2026, our focus remains on disciplined execution, cost management, and positioning CVG to capitalize on improving demand trends as they materialize.”

Angie O’Leary, Interim Chief Financial Officer, added, “Our results this quarter reflect the benefits of sustained cost discipline and working capital execution. We further strengthened our balance sheet through the sale-leaseback transaction of our Vonore facility, with the proceeds used to pay down debt. As end market conditions show early signs of improvement, we remain focused on improving margins, driving free cash flow, and increasing financial flexibility to support the expected future growth of the business.”

First Quarter Financial Results from Continuing Operations
(amounts in millions except per share data and percentages)

	First Quarter
	2026	2025	$ Change	% Change
Revenues	$171.5	$169.8	$1.7	1.0%
Gross profit	$19.8	$17.8	$2.0	11.2%
Gross margin	11.5%	10.5%
Adjusted gross profit [1]	$21.0	$18.3	$2.7	14.8%
Adjusted gross margin [1]	12.2%	10.8%
Operating income	$14.7	$1.4	$13.3	950.0%
Operating margin	8.6%	0.8%
Adjusted operating income [1]	$2.0	$2.1	$(0.1)	(4.8)%
Adjusted operating margin [1]	1.2%	1.2%
Net income (loss) from continuing operations	$0.9	$(3.1)	$4.0	NM2
Adjusted net income (loss) from continuing operations [1]	$(3.4)	$(2.6)	$(0.8)	30.8%
Earnings (loss) per share, diluted	$0.03	$(0.09)	$0.12	NM2
Adjusted earnings (loss) per share, diluted [1]	$(0.10)	$(0.08)	$(0.02)	25.0%
Adjusted EBITDA [1]	$4.8	$5.8	$(1.0)	(17.2)%
Adjusted EBITDA margin [1]	2.8%	3.4%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results from Continuing Operations

First Quarter 2026 Results
•First quarter 2026 revenues were $171.5 million, compared to $169.8 million in the prior year period, an increase of 1.0%. The overall increase in revenues was due to higher sales in Global Electrical Systems and Global Seating, somewhat offset by lower sales in Trim Systems and Components.
•Operating income in the first quarter 2026 was $14.7 million, up $13.3 million compared to the prior year period, primarily attributable to gain on sale of assets of $14.0 million. First quarter 2026 adjusted operating income was $2.0 million, compared to income of $2.1 million in the prior year period. The decrease in adjusted operating income was primarily attributable to higher SG&A expenses, mostly offset by improved gross margin performance.
•Interest associated with debt and other expenses was $4.1 million and $2.5 million for the first quarter 2026 and 2025, respectively, due to higher interest rates.
•Net income from continuing operations was $0.9 million, or $0.03 per diluted share, for the first quarter 2026 compared to net loss of $3.1 million, or $(0.09) per diluted share, in the prior year period. First quarter 2026 adjusted net loss from continuing operations was $3.4 million, or $(0.10) per diluted share, compared to adjusted net loss of $2.6 million, or $(0.08) per diluted share.

On March 31, 2026, the Company had $16.1 million of outstanding borrowings on its U.S. revolving credit facility and $2.9 million outstanding borrowings on its China credit facility, $28.7 million of cash and $99.7 million of availability from the credit facilities (subject to customary borrowing base and other conditions), resulting in total liquidity of $128.4 million.

First Quarter 2026 Segment Results

Global Seating Segment
•Revenues were $74.5 million compared to $73.4 million for the prior year period, an increase of 1.5%, due primarily to higher international sales volume, offset by decreased customer demand in North America.
•Operating income was $16.8 million, compared to $2.7 million in the prior year period, an increase of $14.1 million, driven by gain on sale of assets and improved gross margin performance. First quarter 2026 adjusted operating income was $3.6 million compared to $2.7 million in the prior year period.

Global Electrical Systems Segment
•Revenues were $57.4 million compared to $50.5 million in the prior year period, an increase of 13.9%, primarily as a result of ramping new business wins.
•Operating results were breakeven compared to an operating loss of $0.3 million in the prior year period. First quarter 2026 adjusted operating income was $0.5 million compared to $0.2 million in the prior year period.

Trim Systems and Components Segment
•Revenues were $39.5 million compared to $45.9 million in the prior year period, a decrease of 13.9%, primarily due to lower sales volume as a result of softening demand in North America.
•Operating loss was $0.1 million compared to operating income of $1.5 million in the prior year period. The decrease in operating income was primarily attributable to lower demand. First quarter 2026 adjusted operating income was $0.1 million compared to $1.6 million in the prior year period.
Outlook

CVG updated the Company's outlook for the full year 2026, based on current market conditions:

Metric	2026 Outlook ($ millions)
Net Sales	$660 - $700
Adjusted EBITDA	$24 - $30
Free Cash Flow	Positive

This outlook reflects, among others, current industry forecasts for North America Class 8 truck builds. According to ACT Research, 2026 North American Class 8 truck production levels are expected to be at 274,000 units, up 9% versus the 2025 actual Class 8 truck builds of 251,251 units, and up 5% from the time of our fourth quarter 2025 earnings release, when ACT Research forecasted 260,000 units for 2026 North American Class 8 truck production.

The outlook for the Construction end market reflects low-single digit growth in 2026.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Wednesday, May 6, 2026, at 8:30 a.m. ET. Management intends to reference the Q1 2026 Earnings Call Presentation during the conference call. To participate, dial (833) 461-5787 using conference code 496990489. International participants dial (585) 542-9983 using conference code 496990489.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at ir.cvgrp.com, where it will be archived and available for replay for one year.

Company Contact
Michelle Hards
Vice-President, Investor Relations / Corporate Financial Planning & Analysis
CVG
IR@cvgrp.com

Investor Relations Contact
Ross Collins or Nathan Skown
Alpha IR Group
CVGI@alpha-ir.com

About CVG

CVG is a global provider of systems, assemblies and components to global commercial vehicle markets and electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, including, but not limited to, global commercial vehicle markets and electric vehicle markets, changes in the North America Class 8 and Class 5-7 truck build rates, performance of the global construction and agricultural equipment businesses, the Company’s prospects in the global commercial vehicle markets and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment including global supply chain constraints, inflation and labor shortages, tariffs and counter-measures, financial covenant compliance, anticipated effects of acquisitions or divestitures, production of new products, plans for capital expenditures, and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Other Information

Throughout this document, certain numbers in the tables or elsewhere may not sum due to rounding. Rounding may have also impacted the presentation of certain year-on-year percentage changes.
###

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2026 and 2025
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	March 31, 2025
	(Unaudited)	(Unaudited)
Revenues	$171,495	$169,795
Cost of revenues	151,680	152,002
Gross profit	19,815	17,793
Selling, general and administrative expenses	19,059	16,385
Gain on sale of assets	(13,957)	—
Operating income	14,713	1,408
Other (income) expense	886	(72)
Warrant expense	4,978	—
Loss on extinguishment of debt	1,958	—
Interest expense	4,095	2,503
Income (loss) before provision for income taxes	2,796	(1,023)
Provision for income taxes	1,894	2,116
Net income (loss) from continuing operations	$902	$(3,139)
Net income (loss) from discontinued operations	—	(1,173)
Net income (loss)	902	(4,312)
Basic earnings (loss) per share
Income (loss) from continuing operations	$0.03	$(0.09)
Income (loss) from discontinued operations	$—	$(0.03)
Diluted earnings (loss) per share
Income (loss) from continuing operations	$0.03	$(0.09)
Income (loss) from discontinued operations	$—	$(0.03)
Weighted average shares outstanding:
Basic	34,190	33,693
Diluted	35,511	33,693

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	March 31, 2026	December 31, 2025
Current assets:
Cash	$28,684	$33,282
Accounts receivable, net	100,850	86,262
Inventories	121,607	118,557
Other current assets	25,523	25,226
Total current assets	276,664	263,327
Property, plant and equipment, net	62,549	66,638
Intangible assets, net	3,201	3,350
Deferred income taxes, net	11,190	11,349
Other assets, net	58,945	47,050
Total assets	$412,549	$391,714
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,018	$74,180
Accrued liabilities and other	41,898	31,800
Current portion of long-term debt and short-term debt	3,837	2,371
Total current liabilities	129,753	108,351
Long-term debt	89,732	104,004
Pension and other post-retirement benefits	6,744	6,902
Other long-term liabilities	55,332	39,100
Total liabilities	$281,561	$258,357
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	346	342
Treasury stock, at cost	(17,281)	(16,706)
Additional paid-in capital	273,830	272,903
Retained deficit	(95,930)	(96,832)
Accumulated other comprehensive loss	(29,977)	(26,350)
Total stockholders’ equity	130,988	133,357
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$412,549	$391,714

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	Global Seating		Global Electrical Systems		Trim Systems and Components		Corporate/Other		Total
	2026	2025	2026	2025	2026	2025	2026	2025	2026	2025
Revenues	$74,505	$73,408	$57,446	$50,453	$39,544	$45,934	$—	$—	171,495	169,795
Gross profit (loss)	10,432	9,091	5,769	3,990	3,614	4,712	—	—	19,815	17,793
Selling, general & administrative expenses	7,366	6,378	5,784	4,306	3,714	3,177	2,195	2,524	19,059	16,385
Gain on sale of assets	$(13,716)	$—	$—	$—	$—	$—	$(241)	$—	$(13,957)	$—
Operating income (loss)	$16,782	$2,713	$(15)	$(316)	$(100)	$1,535	$(1,954)	$(2,524)	$14,713	$1,408

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31, 2026	March 31, 2025
Gross profit	$19,815	$17,793
Restructuring	1,201	530
Adjusted gross profit	$21,016	$18,323
% of revenues	12.2%	10.8%

	Three Months Ended
	March 31, 2026	March 31, 2025
Operating income	$14,713	$1,408
Restructuring	1,237	702
Gain on sale of fixed assets	(13,957)	—
Total operating income adjustments	(12,720)	702
Adjusted operating income	$1,993	$2,110
% of revenues	1.2%	1.2%

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss) from continuing operations	$902	$(3,139)
Operating income adjustments	(12,720)	702
Loss on early extinguishment of debt	1,958	—
Warrant fair value adjustment	4,978	—
Adjusted provision for income taxes[1]	1,446	(176)
Adjusted net income (loss) from continuing operations	$(3,436)	$(2,613)

Diluted EPS	$0.03	$(0.09)
Adjustments to diluted EPS	$(0.13)	$0.01
Adjusted diluted EPS	$(0.10)	$(0.08)
1.Reported Tax Provision adjusted for tax effect of special charges at 25%.

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss) from continuing operations	$902	$(3,139)
Interest expense	4,095	2,503
Provision for income taxes	1,894	2,116
Depreciation expense	3,578	3,438
Amortization expense	137	141
EBITDA	$10,606	$5,059
% of revenues	6.2%	3.0%

EBITDA adjustments
Restructuring	$1,237	$702
Gain on sale of fixed assets	(13,957)	—
Loss on extinguishment of debt	1,958	—
Warrant fair value adjustment	4,978	—
Adjusted EBITDA	$4,822	$5,761
% of revenues	2.8%	3.4%

	Three Months Ended March 31, 2026
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$16,782	$(15)	$(100)	$(1,954)	$14,713
Restructuring	565	509	163	—	1,237
Gain on sale of fixed assets	(13,716)	—	—	(241)	(13,957)
Adjusted operating income (loss)	$3,631	$494	$63	$(2,195)	$1,993
% of revenues	4.9%	0.9%	0.2%		1.2%

	Three Months Ended March 31, 2025
	Global Seating	Global Electrical Systems	Trim Systems and Components	Corporate/Other	Total
Operating income (loss)	$2,713	$(316)	$1,535	$(2,524)	$1,408
Restructuring	—	530	45	127	702
Adjusted operating income (loss)	$2,713	$214	$1,580	$(2,397)	$2,110
% of revenues	3.7%	0.4%	3.4%		1.2%

The following tables present reconciliations of the captions within CVG's Condensed Consolidated Statements of Cash Flows to Free cash flow, attributable to continuing operations, discontinued operations, and total CVG for the three months ended March 31, 2026 and 2025.

	Three Months Ended
	March 31, 2026	March 31, 2025
CONTINUING OPERATIONS
Cash flows from operating activities	$(1,561)	$15,015
Purchases of property, plant and equipment	(2,653)	(3,806)
Proceeds from disposal/sale of property, plant and equipment	15,892	—
Free cash flow from continuing operations	$11,678	$11,209

DISCONTINUED OPERATIONS
Cash flows from operating activities	$—	$157
Free cash flow from discontinued operations	$—	$157

TOTAL COMPANY
Cash flows from operating activities	$(1,561)	$15,172
Purchases of property, plant and equipment	(2,653)	(3,806)
Proceeds from disposal/sale of property, plant and equipment	15,892	—
Free cash flow	$11,678	$11,366

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.